Exhibit 3.77

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “CRC ED TREATMENT, INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “CRC ED TREATMENT, INC.” TO “CRC ED TREATMENT, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2015, AT 6:14 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2015 AT 11:59 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4003822 8100V SR# 20151523301	Authentication: 201607362 Date: 01-04-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CRC ED TREATMENT, LLC” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2015, AT 6:14 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2015 AT 11:59 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4003822 8100V SR# 20151523301	Authentication: 201607362 Date: 01-04-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:14 PM 12/23/2015 FILED 06:14 PM 12/23/2015 SR 20151523301 - File Number 4003822

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.	The jurisdiction where the corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the corporation first formed is July 21, 2005.

4.	The name of the corporation immediately prior to filing this Certificate is CRC Ed Treatment, Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is CRC Ed Treatment, LLC.

6.	The conversion shall be effective at 11:59 p.m. EST on December 29, 2015.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day December, 2015.

CRD ED TREATMENT, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

CERTIFICATE OF FORMATION

OF

CRC ED TREATMENT, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.	The name of the limited liability company is CRC Ed Treatment, LLC. (the “Company”).

2.	The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective at 11:59 p.m. EST on December 29, 2015.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 23rd day of December, 2015.

/s/ Christopher L. Howard
Christopher L. Howard, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:14 PM 12/23/2015 FILED 06:14 PM 12/23/2015 SR 20151523301 - File Number 4003822